                                                           EXHIBIT NO. EX-99.g.2
                 CUSTODIAN AND REMOTE ACCESS AGREEMENT
                 -------------------------------------

      This Agreement between J&B FUNDS, a business trust organized and existing under the laws of the State of Delaware (the "Fund"), and STATE
STREET BANK and TRUST COMPANY, a Massachusetts trust company ( "State
Street"),

      WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

      WHEREAS, the Fund intends that this Agreement be applicable to J&B
Small-Cap International Fund, a series of the Fund (such series together with all other series subsequently established by the Fund and made subject to this Agreement in accordance with Section 19, be referred to herein as the
"Portfolio(s)"); and

      WHEREAS, the Fund desires to appoint State Street as its agent to perform certain custodial functions for the assets of the portfolios.

      NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

SECTION 1.  EMPLOYMENT OF STATE STREET AND PROPERTY TO BE HELD BY IT.   The
            --------------------------------------------------------
Fund hereby employs State Street as the custodian of the assets of the
Portfolios of the Fund, including securities that the Fund, on behalf of the applicable Portfolio, desires to be held in places within the United States
("domestic securities") and securities it desires to be held outside the
United States ("foreign securities").  The Fund, on behalf of the
Portfolio(s), agrees to deliver to State Street all securities and cash of the Portfolios, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the
Portfolio(s) from time to time, and the cash consideration received by it for such new or treasury shares of beneficial interest of the Fund representing interests in the Portfolios ("Shares") as may be issued or sold from time to time. State Street shall not be responsible for any property of a Portfolio held or received by the Portfolio and not delivered to State Street.

Upon receipt of "Proper Instructions" (as such term is defined in Section 7 hereof), State Street shall on behalf of the applicable Portfolio(s) from time to time employ one or more sub-custodians located in the United States, but only in accordance with an applicable vote by the Board of Directors of the Fund (the "Board") on behalf of the applicable Portfolio(s).  State
Street may employ as sub-custodian for the Fund's foreign securities on behalf of the applicable Portfolio(s) the foreign banking institutions and foreign securities depositories designated in Schedules A and B hereto, but only in accordance with the applicable provisions of Sections 3 and 4.  State
Street shall have no more or less responsibility or liability to the Fund on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to State Street.

SECTION 2.  DUTIES OF STATE STREET WITH RESPECT TO PROPERTY OF THE FUND HELD
            -----------------------------------------------------------------
BY STATE STREET IN THE UNITED STATES
------------------------------------

      SECTION 2.1 HOLDING SECURITIES.  State Street shall hold and physically
                  ------------------
segregate for the account of each Portfolio all non-cash property, to be held by it in the United States, including all domestic securities owned by such
Portfolio other than securities which are maintained pursuant to Section 2.8 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury (each, a "U.S.
Securities System").

      SECTION 2.2 DELIVERY OF SECURITIES.  State Street shall release and
                  ----------------------
deliver domestic securities owned by a Portfolio held by State Street or in a
U.S. Securities System account of State Street only upon receipt of Proper
Instructions on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

      1)    Upon sale of such securities for the account of the Portfolio and receipt of payment therefor;

      2)    Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the
            Portfolio;

      3)    In the case of a sale effected through a U.S. Securities System, in accordance with the provisions of Section 2.8 hereof;

      4)    To the depository agent in connection with tender or other similar offers for securities of the Portfolio;

      5)    To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to State Street;

      6)    To the issuer thereof, or its agent, for transfer into the name of the Portfolio or into the name of any nominee or nominees of
            State Street or into the name or nominee name of any agent appointed pursuant to Section 2.7 or into the name or nominee name of any sub-custodian appointed pursuant to Section 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to
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            be delivered to State Street;

      7)    Upon the sale of such securities for the account of the
            Portfolio, to the broker or its clearing agent, against a
            receipt, for examination in accordance with "street delivery"
            custom; provided that in any such case, State Street shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from State Street's own negligence or willful misconduct;

      8)    For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to
            State Street;

      9)    In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to State Street;

      10)   For delivery in connection with any loans of securities made by the Portfolio, but only against receipt of adequate collateral as
                           --- ----
            agreed upon from time to time by State Street and the Fund on behalf of the Portfolio, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to State Street's account in the book-entry system authorized by the U.S. Department of the
            Treasury, State Street will not be held liable or responsible for the delivery of securities owned by the Portfolio prior to the receipt of such collateral;

      11)   For delivery as security in connection with any borrowing by the
            Fund on behalf of the Portfolio requiring a pledge of assets by the Fund on behalf of the Portfolio, but only against receipt of
                                                 --- ----
            amounts borrowed;

      12)   For delivery in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, State Street and a broker-dealer registered under the Securities Exchange Act of
            1934 (the "Exchange Act") and a member of The National
            Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other
            arrangements in connection with transactions by the Portfolio of the Fund;

      13)   For delivery in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, State Street, and a futures commission merchant registered under the Commodity
            Exchange Act, relating to compliance with the rules of the
            Commodity Futures Trading Commission ("CFTC") and/or any contract market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Portfolio of the Fund;

      14)   Upon receipt of instructions from the transfer agent for the Fund
            (the "Transfer Agent") for delivery to such Transfer Agent or to the holders of Shares in connection with distributions in kind, as may be described from time to time in the currently effective prospectus and statement of additional information of the Fund related to the Portfolio (the "Prospectus"), in satisfaction of requests by holders of Shares for repurchase or redemption; and

      15)   For any other purpose, but only upon receipt of Proper
                                   --- ----
            Instructions from the Fund on behalf of the applicable Portfolio specifying the securities of the Portfolio to be delivered and naming the person or persons to whom delivery of such securities shall be made.

      SECTION 2.3 REGISTRATION OF SECURITIES.  Domestic securities held by
                  --------------------------
State Street (other than bearer securities) shall be registered in the name of the Portfolio or in the name of any nominee of the Fund on behalf of the
Portfolio or of any nominee of State Street which nominee shall be assigned exclusively to the Portfolio, unless the Fund has authorized in writing the
                              ------
appointment of a nominee to be used in common with other registered investment companies having the same investment advisor as the Portfolio, or in the name or nominee name of any agent appointed pursuant to Section 2.7 or in the name or nominee name of any sub-custodian appointed pursuant to
Section 1.  All securities accepted by State Street on behalf of the
Portfolio under the terms of this Agreement shall be in "street name" or other good delivery form.  If, however, the Fund directs State Street to maintain securities in "street name", State Street shall utilize its best efforts only to timely collect income due the Fund on such securities and to notify the Fund on a best efforts basis only of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

      SECTION 2.4 BANK ACCOUNTS.  State Street shall open and maintain a
                  -------------
separate bank account or accounts in the United States in the name of each
Portfolio of the Fund, subject only to draft or order by State Street acting pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Portfolio, other than cash maintained by the Portfolio in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940, as amended (the "1940 Act").  Funds held by State Street for a Portfolio may be deposited by it to its credit as State
Street in the banking department of State Street or in such other banks or trust companies as it may in its discretion deem necessary or desirable;
provided, however, that every such bank or trust company shall be qualified
--------
to act as a custodian under the 1940 Act and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall on behalf of each applicable Portfolio be approved by vote of a majority of the Board.  Such funds shall be deposited by State Street in its capacity as Custodian and shall be withdrawable by State Street only in that capacity.

      SECTION 2.5 COLLECTION OF INCOME.  Subject to the provisions of Section
                  --------------------
2.3, State Street shall collect on a timely basis all income and other payments with respect to registered domestic securities held hereunder to which each Portfolio shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer domestic securities if, on the date of payment by the issuer, such securities are held by State Street or its agent thereof and shall credit such income, as collected, to such Portfolio's custodian account.  Without limiting the generality of the foregoing, State
Street shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder.  Income due each Portfolio on securities loaned pursuant to the provisions of Section 2.2 (10) shall be the responsibility of the Fund.  State Street will have no duty or responsibility in connection therewith, other than to provide the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to State Street of the income to which the Portfolio is properly entitled.

      SECTION 2.6 PAYMENT OF FUND MONIES.  Upon receipt of Proper
                  ----------------------
Instructions on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, State Street shall pay out monies of a Portfolio in the following cases only:

      1)    Upon the purchase of domestic securities, options, futures contracts or options on futures contracts for the account of the
            Portfolio but only (a) against the delivery of such securities or evidence of title to such options, futures contracts or options on futures contracts to State Street (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the 1940 Act to act as a custodian and has been designated by State Street as its agent for this
            purpose) registered in the name of the Portfolio or in the name of a nominee of State Street referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a U.S. Securities System, in accordance with the conditions set forth in Section 2.8 hereof; (c) in the case of repurchase agreements entered into between the Fund on behalf of the Portfolio and State Street, or another bank, or a
            broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or through an entry crediting State Street's account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt
            evidencing purchase by the Portfolio of securities owned by State
            Street along with written evidence of the agreement by State
            Street to repurchase such securities from the Portfolio; or (d)
            for transfer to a time deposit account of the Fund in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Fund as defined herein;

      2)    In connection with conversion, exchange or surrender of
            securities owned by the Portfolio as set forth in Section 2.2 hereof;

      3)    For the redemption or repurchase of Shares issued as set forth in
            Section 5 hereof;

      4)    For the payment of any expense or liability incurred by the
            Portfolio, including but not limited to the following payments for the account of the Portfolio:  interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

      5)    For the payment of any dividends on Shares declared pursuant to the governing documents of the Fund;

      6)    For payment of the amount of dividends received in respect of securities sold short; and

      7)    For any other purpose, but only upon receipt of Proper
                                   --- ----
            Instructions from the Fund on behalf of the Portfolio specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

      SECTION 2.7 APPOINTMENT OF AGENTS.  State Street may at any time or
                  ---------------------
times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the 1940 Act to act as a custodian, as its agent to carry out such of the provisions of this Section 2 as State Street may from time to time direct; provided, however, that the
                                              --------
appointment of any agent shall not relieve State Street of its responsibilities or liabilities hereunder.

      SECTION 2.8 DEPOSIT OF FUND ASSETS IN U.S. SECURITIES SYSTEMS.  State
                  -------------------------------------------------
Street may deposit and/or maintain securities owned by a Portfolio in a U.S.
Securities System subject to the following provisions:

      1)    State Street may keep securities of the Portfolio in a U.S.
            Securities System provided that such securities are represented in an account of State Street in the U.S. Securities System (the
            "U.S. Securities System Account") which account shall not include any assets of State Street other than assets held as a fiduciary, custodian or otherwise for customers;

      2)    The records of State Street with respect to securities of the
            Portfolio which are maintained in a U.S. Securities System shall identify by book-entry those securities belonging to the
            Portfolio;

      3)    State Street shall pay for securities purchased for the account of the Portfolio upon (i) receipt of advice from the U.S.
            Securities System that such securities have been transferred to the U.S. Securities System Account, and (ii) the making of an entry on the records of State Street to reflect such payment and transfer for the account of the Portfolio.  State Street shall transfer securities sold for the account of the Portfolio upon
            (i) receipt of advice from the U.S. Securities System that payment for such securities has been transferred to the U.S.
            Securities System Account, and (ii) the making of an entry on the records of State Street to reflect such transfer and payment for the account of the Portfolio.  Copies of all advices from the
            U.S. Securities System of transfers of securities for the account of the Portfolio shall identify the Portfolio, be maintained for the Portfolio by State Street and be provided to the Fund at its request.  Upon request, State Street shall furnish the Fund on behalf of the Portfolio confirmation of each transfer to or from the account of the Portfolio in the form of a written advice or notice and shall furnish to the Fund on behalf of the Portfolio copies of daily transaction sheets reflecting each day's
            transactions in the U.S. Securities System for the account of the
            Portfolio;

      4)    State Street shall provide the Fund with any report obtained by
            State Street on the U.S. Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the U.S. Securities System;

      5)    Anything to the contrary in this Agreement notwithstanding, State
            Street shall be liable to the Fund for the benefit of the
            Portfolio for any loss or damage to the Portfolio resulting from use of the U.S. Securities System by reason of any negligence, misfeasance or misconduct of State Street or any of its agents or of any of its or their employees or from failure of State Street or any such agent to enforce effectively such rights as it may have against the U.S. Securities System; at the election of the
            Fund, it shall be entitled to be subrogated to the rights of
            State Street with respect to any claim against the U.S.
            Securities System or any other person which State Street may have as a consequence of any such loss or damage if and to the extent that the Portfolio has not been made whole for any such loss or damage.

      SECTION 2.9 SEGREGATED ACCOUNT.  State Street shall upon receipt of
                  ------------------
Proper Instructions on behalf of each applicable Portfolio establish and maintain a segregated account or accounts for and on behalf of each such
Portfolio, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by State Street pursuant to Section 2.8 hereof, (i) in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, State Street and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the CFTC or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the
Portfolio, (ii) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Portfolio or commodity futures contracts or options thereon purchased or sold by the
Portfolio, (iii) for the purposes of compliance by the Portfolio with the procedures required by Investment Company Act Release No. 10666, or any subsequent release of the U.S. Securities and Exchange Commission (the
"SEC"), or interpretative opinion of the staff of the SEC, relating to the maintenance of segregated accounts by registered investment companies, and
(iv) for any other purpose upon receipt of Proper Instructions from the Fund on behalf of the applicable Portfolio.

      SECTION 2.10      OWNERSHIP CERTIFICATES FOR TAX PURPOSES.  State
                        ---------------------------------------
Street shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of each Portfolio held by it and in connection with transfers of securities.

      SECTION 2.11      PROXIES.  State Street shall, with respect to the
                        -------
domestic securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Portfolio or a nominee of the Portfolio, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Portfolio such proxies, all proxy soliciting materials and all notices relating to such securities.

      SECTION 2.12      COMMUNICATIONS RELATING TO PORTFOLIO SECURITIES.
                        -----------------------------------------------
Subject to the provisions of Section 2.3, State Street shall transmit promptly to the Fund for each Portfolio all written information (including, without limitation, pendency of calls and maturities of domestic securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund on behalf of the Portfolio and the maturity of futures contracts purchased or sold by the Portfolio) received by
State Street from issuers of the securities being held for the Portfolio.
With respect to tender or exchange offers, State Street shall transmit promptly to the Portfolio all written information received by State Street from issuers of the securities whose tender or exchange is sought and from the party (or its agents) making the tender or exchange offer.  If the
Portfolio desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Portfolio shall notify State
Street at least three business days prior to the date on which State Street is to take such action.

SECTION 3.  PROVISIONS RELATING TO RULES 17F-5 AND 17F-7
            --------------------------------------------

      SECTION 3.1.      DEFINITIONS.  As used throughout this Agreement, the
                        -----------
capitalized terms set forth below shall have the indicated meanings:

"Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment, economic and financial infrastructure
(including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

"Eligible Foreign Custodian" has the meaning set forth in section (a)(1) of
Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank
(as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian  (as set forth in Rule 17f-5 or by other appropriate action of the SEC, or a foreign branch of a Bank (as defined in
Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible
Securities Depository.

"Eligible Securities Depository" has the meaning set forth in section (b)(1)
of Rule 17f-7.

"Foreign Assets" means any of the Portfolios' investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the
Portfolios' transactions in such investments.

"Foreign Custody Manager" has the meaning set forth in section (a)(3) of Rule
17f-5.

"Rule 17f-5" means Rule 17f-5 promulgated under the 1940 Act.

"Rule 17f-7" means Rule 17f-7 promulgated under the 1940 Act.

      SECTION 3.2.      STATE STREET AS FOREIGN CUSTODY MANAGER.
                        ---------------------------------------

            3.2.1 DELEGATION TO STATE STREET AS FOREIGN CUSTODY MANAGER. The
                  -----------------------------------------------------
Fund, by resolution adopted by its Board, hereby delegates to State Street, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this
Section 3.2 with respect to Foreign Assets of the Portfolios held outside the
United States, and State Street hereby accepts such delegation as Foreign
Custody Manager with respect to the Portfolios.

            3.2.2 COUNTRIES COVERED.  The Foreign Custody Manager shall be
                  -----------------
responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Agreement, which list of countries may be amended from time to time by the Fund with the agreement of the Foreign
Custody Manager.  The Foreign Custody Manager shall list on Schedule A the
Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Portfolios, which list of Eligible Foreign
Custodians may be amended from time to time in the sole discretion of the
Foreign Custody Manager.  The Foreign Custody Manager will provide amended versions of Schedule A in accordance with Section 3.2.5 hereof.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to
open an account or to place or maintain Foreign Assets in a country listed on
Schedule A, and the fulfillment by the Fund, on behalf of the Portfolios, of the applicable account opening requirements for such country, the Foreign
Custody Manager shall be deemed to have been delegated by the Board on behalf of the Portfolios responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation.  Execution of this
Amendment by the Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on
Schedule A in which State Street has previously placed or currently maintains
Foreign Assets pursuant to the terms of this Agreement.  Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the
Board on behalf of the Portfolios to State Street as Foreign Custody Manager
for that country shall be deemed to have been withdrawn and State Street shall immediately cease to be the Foreign Custody Manager of the Portfolios with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund.  Thirty days (or such longer period to which the parties agree in writing) after receipt of any such notice by the Fund, State Street shall have no further responsibility in its capacity as Foreign Custody Manager to the Fund with respect to the country as to which State Street's acceptance of delegation is withdrawn.

            3.2.3       SCOPE OF DELEGATED RESPONSIBILITIES:
                        -----------------------------------

      (a)   SELECTION OF ELIGIBLE FOREIGN CUSTODIANS.  Subject to the
            ----------------------------------------
provisions of this Section 3.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time.  In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an
Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

      (b)   CONTRACTS WITH ELIGIBLE FOREIGN CUSTODIANS.  The Foreign Custody
            ------------------------------------------
Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign
Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

      (c)   MONITORING.  In each case in which the Foreign Custody Manager
            ----------
maintains Foreign Assets with an Eligible Foreign Custodian selected by the
Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible
Foreign Custodian.  In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 3.2.5 hereunder.

            3.2.4 GUIDELINES FOR THE EXERCISE OF DELEGATED AUTHORITY.  For
                  --------------------------------------------------
purposes of this Section 3.2, the Board shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which State Street is serving as Foreign Custody Manager of the Portfolios.

            3.2.5 REPORTING REQUIREMENTS.  The Foreign Custody Manager shall
                  ----------------------
report the withdrawal of the Foreign Assets from an Eligible Foreign
Custodian and the placement of such Foreign Assets with another Eligible
Foreign Custodian by providing to the Board an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred.
The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the
Portfolios described in this Section 3.2 after the occurrence of the material change.

            3.2.6       STANDARD OF CARE AS FOREIGN CUSTODY MANAGER OF A
                        -------------------------------------------------
PORTFOLIO.  In performing the responsibilities delegated to it, the Foreign
---------
Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

            3.2.7 REPRESENTATIONS WITH RESPECT TO RULE 17F-5.  The Foreign
                  ------------------------------------------
Custody Manager represents to the Fund that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5.  The Fund represents to State Street that the
Board has determined that it is reasonable for the Board to rely on State
Street to perform the responsibilities delegated pursuant to this Agreement to State Street as the Foreign Custody Manager of the Portfolios.

            3.2.8 EFFECTIVE DATE AND TERMINATION OF STATE STREET AS FOREIGN
                  ----------------------------------------------------------
CUSTODY MANAGER.  The Board's delegation to State Street as Foreign Custody
---------------
Manager of the Portfolios shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party.  Termination will become effective thirty (30) days after receipt by the non-terminating party of such notice.  The provisions of Section 3.2.2 hereof shall govern the delegation to and termination of State Street as Foreign Custody Manager of the Portfolios with respect to designated countries.

      SECTION 3.3 ELIGIBLE SECURITIES DEPOSITORIES.
                  --------------------------------

            3.3.1 ANALYSIS AND MONITORING.  State Street shall (a) provide
                  -----------------------
the Fund (or its duly-authorized investment manager or investment advisor)
with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with section (a)(1)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify the Fund (or its duly-authorized investment manager or investment advisor) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7.

            3.3.2 STANDARD OF CARE.  State Street agrees to exercise
                  ----------------
reasonable care, prudence and diligence in performing the duties set forth in
Section 3.3.1.

 SECTION 4. DUTIES OF STATE STREET WITH RESPECT TO PROPERTY OF THE PORTFOLIOS
            ------------------------------------------------------------------
            HELD OUTSIDE THE UNITED STATES
            ------------------------------

      SECTION 4.1 DEFINITIONS.  As used throughout this Agreement, the
                  -----------
capitalized terms set forth below shall have the indicated meanings:

"Foreign Securities System" means an Eligible Securities Depository listed on
Schedule B hereto.

"Foreign Sub-Custodian" means a foreign banking institution serving as an
Eligible Foreign Custodian.

      SECTION 4.2.      HOLDING SECURITIES.  State Street shall identify on
                        ------------------
its books as belonging to the Portfolios the foreign securities held by each
Foreign Sub-Custodian or Foreign Securities System.  State Street may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to
State Street for the benefit of its customers, provided however, that (i) the records of State Street with respect to foreign securities of the Portfolios which are maintained in such account shall identify those securities as belonging to the Portfolios and (ii), to the extent permitted and customary in the market in which the account is maintained, State Street shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such
Foreign Sub-Custodian.

      SECTION 4.3.      FOREIGN SECURITIES SYSTEMS.  Foreign securities shall
                        --------------------------
be maintained in a Foreign Securities System in a designated country through arrangements implemented by State Street or a Foreign Sub-Custodian, as applicable, in such country.

      SECTION 4.4.      TRANSACTIONS IN FOREIGN CUSTODY ACCOUNT.
                        ---------------------------------------

            4.4.1.      DELIVERY OF FOREIGN ASSETS.  State Street or a
                        --------------------------
Foreign Sub-Custodian shall release and deliver foreign securities of the
Portfolios held by State Street or such Foreign Sub-Custodian, or in a
Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

      (i)   upon the sale of such foreign securities for the Portfolio in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded,
            including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

      (ii)  in connection with any repurchase agreement related to foreign securities;

      (iii) to the depository agent in connection with tender or other similar offers for foreign securities of the Portfolios;

      (iv)  to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

      (v)   to the issuer thereof, or its agent, for transfer into the name of State Street (or the name of the respective Foreign
            Sub-Custodian or of any nominee of State Street or such Foreign
            Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

      (vi)  to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom;
            provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

      (vii) for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

      (viii)      in the case of warrants, rights or similar foreign
            securities, the surrender thereof in the exercise of such
            warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive
            securities;

      (ix)  for delivery as security in connection with any borrowing by the
            Portfolios requiring a pledge of assets by the Portfolios;

      (x)   in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

      (xi)  in connection with the lending of foreign securities; and

      (xii) for any other purpose, but only upon receipt of Proper
            Instructions specifying the foreign securities to be delivered and naming the person or persons to whom delivery of such
            securities shall be made.

            4.4.2.PAYMENT OF PORTFOLIO MONIES.  Upon receipt of Proper
                  ---------------------------
Instructions, which may be continuing instructions when deemed appropriate by the parties, State Street shall pay out, or direct the respective Foreign
Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio in the following cases only:

      (i)   upon the purchase of foreign securities for the Portfolio, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in
            accordance with the rules governing the operation of such Foreign
            Securities System;

      (ii)  in connection with the conversion, exchange or surrender of foreign securities of the Portfolio;

      (iii) for the payment of any expense or liability of the Portfolio, including but not limited to the following payments:  interest, taxes, investment advisory fees, transfer agency fees, fees under this Agreement, legal fees, accounting fees, and other operating expenses;

      (iv)  for the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through State Street or its Foreign Sub-Custodians;

      (v)   in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

      (vi)  for payment of part or all of the dividends received in respect of securities sold short;

      (vii) in connection with the borrowing or lending of foreign securities; and

      (viii)      for any other purpose, but only upon receipt of Proper
            Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

            4.4.3.      MARKET CONDITIONS.  Notwithstanding any provision of
                        -----------------
this Agreement to the contrary, settlement and payment for Foreign Assets received for the account of the Portfolios and delivery of Foreign Assets maintained for the account of the Portfolios may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer)
with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

State Street shall provide to the Board the information with respect to custody and settlement practices in countries in which State Street employs a
Foreign Sub-Custodian described on Schedule C hereto at the time or times set forth on such Schedule.  State Street may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

      SECTION 4.5.      REGISTRATION OF FOREIGN SECURITIES.  The foreign
                        ----------------------------------
securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable
Portfolio or in the name of State Street or in the name of any Foreign
Sub-Custodian or in the name of any nominee of the foregoing, and the Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. State Street or a
Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Agreement unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

      SECTION 4.6       BANK ACCOUNTS.  State Street shall identify on its
                        -------------
books as belonging to the Fund cash (including cash denominated in foreign currencies) deposited with State Street.  Where State Street is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of State Street, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of a Portfolio with a
Foreign Sub-Custodian.  All accounts referred to in this Section shall be subject only to draft or order by State Street (or, if applicable, such
Foreign Sub-Custodian) acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Portfolio.  Cash maintained on the books of State Street (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of
Massachusetts.

      SECTION 4.7.      COLLECTION OF INCOME.  State Street shall use
                        --------------------
reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolios shall be entitled and shall credit such income, as collected, to the applicable
Portfolio.  In the event that extraordinary measures are required to collect such income, the Fund and State Street shall consult as to such measures and as to the compensation and expenses of State Street relating to such measures.

      SECTION 4.8       SHAREHOLDER RIGHTS.  With respect to the foreign
                        ------------------
securities held pursuant to this Section 4, State Street will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued.  The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

      SECTION 4.9.      COMMUNICATIONS RELATING TO FOREIGN SECURITIES.  State
                        ---------------------------------------------
Street shall transmit promptly to the Fund written information with respect to materials received by State Street via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the
Portfolios (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith).
With respect to tender or exchange offers, State Street shall transmit promptly to the Fund written information with respect to materials so received by State Street from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer.  State Street shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolios at any time held by it unless
(i) State Street or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) State Street receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which State Street is to take action to exercise such right or power.

      SECTION 4.10.     LIABILITY OF FOREIGN SUB-CUSTODIANS.  Each agreement
                        -----------------------------------
pursuant to which State Street employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless,
State Street from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian's performance of such obligations.  At the Fund's election, the Portfolios shall be entitled to be subrogated to the rights of State Street with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the
Portfolios have not been made whole for any such loss, damage, cost, expense, liability or claim.

      SECTION 4.11      TAX LAW.  State Street shall have no responsibility
                        -------
or liability for any obligations now or hereafter imposed on the Fund, the
Portfolios or State Street as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof.  It shall be the responsibility of the Fund to notify State Street of the obligations imposed on the Fund with respect to the Portfolios or State Street as custodian of the Portfolios by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting.  The sole responsibility of State Street with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided such information.

      SECTION 4.12.     LIABILITY OF STATE STREET.  State Street shall be
                        -------------------------
liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in this
Agreement and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, State Street shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Sub-Custodian has otherwise acted with reasonable care.

SECTION 5.  PAYMENTS FOR SALES OR REPURCHASES OR REDEMPTIONS OF SHARES. State
            ----------------------------------------------------------
Street shall receive from the distributor for the Shares or from the Transfer

Agent and deposit into the account of the appropriate Portfolio such payments as are received for Shares thereof issued or sold from time to time by the
Fund.  State Street will provide timely notification to the Fund on behalf of each such Portfolio and the Transfer Agent of any receipt by it of payments for Shares of such Portfolio.

From such funds as may be available for the purpose, State Street shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares.  In connection with the redemption or repurchase of Shares, State Street is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders.  In connection with the redemption or repurchase of Shares, State Street shall honor checks drawn on State Street by a holder of Shares, which checks have been furnished by the Fund to the holder of Shares, when  presented to State Street in accordance with such procedures and controls as are mutually agreed upon from time to time between the Fund and State Street.

SECTION 6.  PROPER INSTRUCTIONS.    Proper Instructions as used throughout
            -------------------
this Agreement means a writing signed or initialed by one or more person or persons as the Board shall have from time to time authorized.  Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested.  Oral instructions will be considered Proper Instructions if
State Street reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved.  The Fund shall cause all oral instructions to be confirmed in writing.  Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Fund and
State Street agree to security procedures, including but not limited to, the security procedures selected by the Fund in the Funds Transfer Addendum attached hereto.  For purposes of this Section, Proper Instructions shall include instructions received by State Street pursuant to any three-party agreement which requires a segregated asset account in accordance with
Section 2.10.

SECTION 7.  ACTIONS PERMITTED WITHOUT EXPRESS AUTHORITY.    State Street may
            -------------------------------------------
in its discretion, without express authority from the Fund on behalf of each applicable Portfolio:

      1)    make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Agreement, provided that all such payments shall be
                            --------
            accounted for to the Fund on behalf of the Portfolio;

      2)    surrender securities in temporary form for securities in
            definitive form;

      3)    endorse for collection, in the name of the Portfolio, checks, drafts and other negotiable instruments; and

      4)    in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Portfolio except as otherwise directed by the Board.

SECTION 8.  EVIDENCE OF AUTHORITY.  State Street shall be protected in acting
            ---------------------
upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the Fund.  State Street may receive and accept a copy of a resolution certified by the Secretary or an Assistant Secretary of the Fund ("Certified Resolution") as conclusive evidence (a) of the authority of any person to act in accordance with such resolution or (b) of any determination or of any action by the Board as described in such resolution, and such resolution may be considered as in full force and effect until receipt by State Street of written notice to the contrary.

SECTION 9.  DUTIES OF STATE STREET WITH RESPECT TO THE BOOKS OF ACCOUNT AND
            ----------------------------------------------------------------
CALCULATION OF NET ASSET VALUE AND NET INCOME.  State Street shall cooperate
---------------------------------------------
with and supply necessary information to the entity or entities appointed by the Board to keep the books of account of each Portfolio and/or compute the net asset value per Share of the outstanding Shares or, if directed in writing to do so by the Fund on behalf of the Portfolio, shall itself keep such books of account and/or compute such net asset value per Share.  If so directed, State Street shall also calculate daily the net income of the
Portfolio as described in the Prospectus and shall advise the Fund and the
Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of the Fund to do so, shall advise the
Transfer Agent periodically of the division of such net income among its various components.  The calculations of the net asset value per Share and the daily income of each Portfolio shall be made at the time or times described from time to time in the Prospectus.

SECTION 10. RECORDS.    State Street shall with respect to each Portfolio
            -------
create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of the Fund under the 1940 Act, with particular attention to Section 31 thereof and Rules
31a-1 and 31a-2 thereunder.  All such records shall be the property of the
Fund and shall at all times during the regular business hours of State Street be open for inspection by duly authorized officers, employees or agents of the Fund and employees and agents of the SEC.  State Street shall, at the
Fund's request, supply the Fund with a tabulation of securities owned by each
Portfolio and held by State Street and shall, when requested to do so by the
Fund and for such compensation as shall be agreed upon between the Fund and
State Street, include certificate numbers in such tabulations.

SECTION 11. OPINION OF FUND'S INDEPENDENT ACCOUNTANT. State Street shall take
            ----------------------------------------
all reasonable action, as the Fund on behalf of each applicable Portfolio may from time to time request, to obtain from year to year favorable opinions from the Fund's independent accountants with respect to its activities hereunder in connection with the preparation of the Fund's Form N-1A, and
Form N-SAR or other annual reports to the SEC and with respect to any other requirements thereof.

SECTION 12. REPORTS TO FUND BY INDEPENDENT PUBLIC ACCOUNTANTS.    State
            -------------------------------------------------
Street shall provide the Fund, on behalf of each of the Portfolios at such times as the Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a U.S.
Securities System or a Foreign Securities System, relating to the services provided by State Street under this Agreement; such reports, shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

SECTION 13. COMPENSATION OF STATE STREET. State Street shall be entitled to
            ----------------------------
reasonable compensation for its services and expenses as State Street, as agreed upon from time to time between the Fund on behalf of each applicable
Portfolio and State Street.

SECTION 14. RESPONSIBILITY OF STATE STREET.     So long as and to the extent
            ------------------------------
that it is in the exercise of reasonable care, State Street shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this
Agreement and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement.  State Street shall be held to the exercise of reasonable care in carrying out the provisions of this Agreement, but shall be kept indemnified by and shall be without liability to the Fund for any action taken or omitted by it in good faith without negligence, including, without limitation, acting in accordance with any Proper Instruction.  It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.  State Street shall be without liability to the Fund and the Portfolios for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk (as defined in Section 3 hereof), including without limitation nationalization, expropriation, currency restrictions, or acts of war, revolution, riots or terrorism.

Except as may arise from State Street's own negligence or willful misconduct or the negligence or willful misconduct of a sub-custodian or agent, State
Street shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by; (i) events or circumstances beyond the reasonable control of State Street or any sub-custodian or Securities
System or any agent or nominee of any of the foregoing, including, without limitation, the interruption, suspension or restriction of trading on or the closure of any securities market, power or other mechanical or technological failures or interruptions, computer viruses or communications disruptions, work stoppages, natural disasters, or other similar events or acts; (ii)
errors by the Fund or its duly-authorized investment manager or investment advisor in their instructions to State Street provided such instructions have been in accordance with this Agreement; (iii) the insolvency of or acts or omissions by a Securities System; (iv) any delay or failure of any broker, agent or intermediary, central bank or other commercially prevalent payment or clearing system to deliver to State Street's sub-custodian or agent securities purchased or in the remittance or payment made in connection with securities sold; (v) any delay or failure of any company, corporation, or other body in charge of registering or transferring securities in the name of
State Street, the Fund, State Street's sub-custodians, nominees or agents or any consequential losses arising out of such delay or failure to transfer such securities including non-receipt of bonus, dividends and rights and other accretions or benefits; (vi) delays or inability to perform its duties due to any disorder in market infrastructure with respect to any particular security or Securities System; and (vii) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or any other country, or political subdivision thereof or of any court of competent jurisdiction.

State Street shall be liable for the acts or omissions of a Foreign
Sub-Custodian (as defined in Section 4 hereof) to the same extent as set forth with respect to sub-custodians generally in this Agreement.

If the Fund on behalf of a Portfolio requires State Street to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of State Street, result in State Street or its nominee assigned to the Fund or the Portfolio being liable for the payment of money or incurring liability of some other form, the Fund on behalf of the Portfolio, as a prerequisite to requiring State Street to take such action, shall provide indemnity to State Street in an amount and form satisfactory to it.

If the Fund requires State Street, its affiliates, subsidiaries or agents, to advance cash or securities for any purpose (including but not limited to securities settlements, foreign exchange contracts and assumed settlement) or in the event that State Street or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the applicable
Portfolio shall be security therefor and should the Fund fail to repay State
Street promptly, State Street shall be entitled to utilize available cash and to dispose of such Portfolio's assets to the extent necessary to obtain reimbursement.

In no event shall State Street be liable for indirect, special or consequential damages.

SECTION 15. EFFECTIVE PERIOD, TERMINATION AND AMENDMENT.    This Agreement
            -------------------------------------------
shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than sixty (60) days after the date of such delivery or mailing; provided, however, that the Fund
                                            --------
shall not amend or terminate this Agreement in contravention of any applicable federal or state regulations, or any provision of the Fund's
Articles of Incorporation, and further provided, that the Fund on behalf of one or more of the Portfolios may at any time by action of its Board (i)
substitute another bank or trust company for State Street by giving notice as described above to State Street, or (ii) immediately terminate this Agreement in the event of the appointment of a conservator or receiver for State Street by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

Upon termination of the Agreement, the Fund on behalf of each applicable
Portfolio shall pay to State Street such compensation as may be due as of the date of such termination and shall likewise reimburse State Street for its costs, expenses and disbursements.

SECTION 16. SUCCESSOR CUSTODIAN.    If a successor custodian for one or more
            -------------------
Portfolios shall be appointed by the Board, State Street shall, upon termination, deliver to such successor custodian at the office of State
Street, duly endorsed and in the form for transfer, all securities of each applicable Portfolio then held by it hereunder and shall transfer to an account of the successor custodian all of the securities of each such
Portfolio held in a Securities System.

If no such successor custodian shall be appointed, State Street shall, in like manner, upon receipt of a Certified Resolution, deliver at the office of
State Street and transfer such securities, funds and other properties in accordance with such resolution.

In the event that no written order designating a successor custodian or
Certified Resolution shall have been delivered to State Street on or before the date when such termination shall become effective, then State Street shall have the right to deliver to a bank or trust company, which is a "bank"
as defined in the 1940 Act, doing business in Boston, Massachusetts, or New
York, New York, of its own selection, having an aggregate capital, surplus, and undivided  profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by State
Street on behalf of each applicable Portfolio and all instruments held by
State Street relative thereto and all other property held by it under this
Agreement on behalf of each applicable Portfolio, and to transfer to an account of such successor custodian all of the securities of each such
Portfolio held in any Securities System.  Thereafter, such bank or trust company shall be the successor of State Street under this Agreement.

In the event that securities, funds and other properties remain in the possession of State Street after the date of termination hereof owing to failure of the Fund to procure the Certified Resolution to appoint a successor custodian, State Street shall be entitled to fair compensation for its services during such period as State Street retains possession of such securities, funds and other properties and the provisions of this Agreement relating to the duties and obligations of State Street shall remain in full force and effect.

SECTION 17. INTERPRETIVE AND ADDITIONAL PROVISIONS.   In connection with the
            --------------------------------------
operation of this Agreement, State Street and the Fund on behalf of each of the Portfolios, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement.  Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or
                                     --------
additional provisions shall contravene any applicable federal or state regulations or any provision of the Fund's Articles of Incorporation.  No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

SECTION 18. ADDITIONAL FUNDS. In the event that the Fund establishes one or
            ----------------
more additional series of Shares with respect to which it desires to have
State Street render services as custodian and investment accounting agent under the terms hereof, it shall so notify State Street in writing, and if
State Street agrees in writing to provide such services, such series of
Shares shall become a Portfolio hereunder.

SECTION 19. MASSACHUSETTS LAW TO APPLY.   This Agreement shall be construed
            --------------------------
and the provisions thereof interpreted under and in accordance with laws of
The Commonwealth of Massachusetts.

SECTION 20. PRIOR AGREEMENTS. This Agreement supersedes and terminates, as of
            ----------------
the date hereof, all prior Agreements between the Fund on behalf of each of the Portfolios and State Street relating to the custody of the Fund's assets.

SECTION 21. NOTICES..      Any notice, instruction or other instrument
            -------
required to be given hereunder may be delivered in person to the offices of the parties as set forth herein during normal business hours or delivered prepaid registered mail or by telex, cable or telecopy to the parties at the following addresses or such other addresses as may be notified by any party from time to time.

To the Fund:                  J&B FUNDS
                        BMA Tower
                        700 Karnes Boulevard
                        Attention: Brad Adams
                        Telephone: (816) 751-5921
                        Telecopy: (816) 751-5905

To State Street:        STATE STREET BANK AND TRUST COMPANY
                        801 Pennsylvania Avenue
                         Kansas City, Missouri  64105
                        Attention: Vice President Custody
                        Telephone: 816-871-4100
                        Telecopy: 816-871-9648

Such notice, instruction or other instrument shall be deemed to have been served in the case of a registered letter at the expiration of five business days after posting, in the case of cable twenty-four hours after dispatch and, in the case of telex, immediately on dispatch and if delivered outside normal business hours it shall be deemed to have been received at the next time after delivery when normal business hours commence and in the case of cable, telex or telecopy on the business day after the receipt thereof.
Evidence that the notice was properly addressed, stamped and put into the post shall be conclusive evidence of posting.

SECTION 22. REPRODUCTION OF DOCUMENTS.    This Agreement and all schedules,
            -------------------------
addenda, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process.  The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

SECTION 23. REMOTE ACCESS SERVICES.
            ----------------------

      SECTION 23.1      THE SYSTEM. Fund acknowledges that State Street has
                        ----------
developed proprietary accounting and other systems, and has acquired licenses for other such systems, which it utilizes in conjunction with the services that it provides to Fund (the "Systems").  In this regard, State Street maintains certain information in databases under its control and ownership that it makes available on a remote basis to its customers (the "Remote
Access Services").

      SECTION 23.2      THE SERVICES.     The provisions of this Section of
                        ------------
this Agreement shall govern use of all Systems that State Street may from time to time agree to provide Fund, and its designated investment advisors, consultants or other third parties authorized by State Street who agree to abide by the terms of this Section ("Authorized Designees") in order to provide Remote Access Services for the purpose of obtaining and analyzing reports and information.

      SECTION 23.3      SECURITY PROCEDURES.    Fund agrees to comply, and to
                        -------------------
cause its Authorized Designees to comply, with remote access operating standards and procedures and with user identification or other password control requirements and other security procedures as may be issued from time to time by State Street for use of the Systems and access to the Remote
Access Services.  Fund agrees to advise State Street immediately in the event that Fund learns or has reason to believe that any person to whom it has given access to the Systems or the Remote Access Services has violated or intends to violate the terms of this Section and Fund will cooperate with
State Street in seeking injunctive or other equitable relief.  Fund agrees to discontinue use of the Systems and Remote Access Services, if requested, for any security reasons cited by State Street.

      SECTION 23.4      FEES. Fees and charges (if any) for the use of the
                        ----
Systems and the Remote Access Services and related payment terms shall be as set forth in the fee schedule in effect from time to time between State
Street and Fund.  Fund shall be responsible for any tariffs, duties or taxes imposed or levied by any government or governmental agency by reason of the transactions contemplated by this Section, including, without limitation, federal, state and local taxes, use, value added and personal property taxes
(other than income, franchise or similar taxes which may be imposed or assessed against State Street).  Any claimed exemption from such tariffs, duties or taxes shall be supported by proper documentary evidence delivered to State Street.

      SECTION 23.5      PROPRIETARY INFORMATION/INJUNCTIVE RELIEF.      The
                        -----------------------------------------
Systems and Remote Access Services and the databases, computer programs, screen formats, report formats, interactive design techniques, formulae, processes, systems, software, know-how, algorithms, programs, training aids, printed materials, methods, books, records, files, documentation and other information made available to Fund by State Street as part of the Remote
Access Services and through the use of the Systems and all copyrights, patents, trade secrets and other proprietary rights of State Street and its relevant licensors related thereto are the exclusive, valuable and confidential property of State Street and its relevant licensors, as applicable (the "Proprietary Information").  Fund agrees on its own behalf and its Authorized Designees to keep the Proprietary Information confidential and to limit access to its employees and Authorized Designees (under a similar duty of confidentiality) who require access to the Systems for the purposes intended.  The foregoing shall not apply to Proprietary Information in the public domain or required by law to be made public.

Fund agrees to use the Remote Access Services only in connection with the proper purposes of this Agreement.  Fund will not, and will cause its employees and Authorized Designees not to, (1) permit any third party to use the Systems or the Remote Access Services, (2) sell, rent, license or otherwise use the Systems or the Remote Access Services in the operation of a service bureau or for any purpose other than as expressly authorized under this Section, (3) use the Systems or the Remote Access Services for any fund, trust or other investment vehicle without the prior written consent of State
Street, or (4) allow or cause any information transmitted from State Street's databases, including data from third party sources, available through use of the Systems or the Remote Access Services, to be redistributed or retransmitted for other than use for or on behalf of the Fund, as State
Street's customer.

Funds agrees that neither Fund nor its Authorized Designees will modify the
Systems in any way, enhance or otherwise create derivative works based upon the Systems, nor will Fund or its Authorized Designees reverse engineer, decompile or otherwise attempt to secure the source code for all or any part of the Systems.

Fund acknowledges that the disclosure of any Proprietary Information, or of any information which at law or equity ought to remain confidential, will immediately give rise to continuing irreparable injury inadequately compensable in damages at law, and that State Street and its licensor, if applicable, shall be entitled to obtain immediate injunctive relief against the breach or threatened breach of any of the foregoing undertakings, in addition to any other legal remedies which may be available.

      SECTION 23.6      LIMITED WARRANTIES.     State Street represents and
                        ------------------
warrants that it has the right to grant access to the Systems and to provide the Remote Access Services contemplated herein.  Because of the nature of computer information technology and the necessity of relying upon third-party sources, and data and pricing information obtained from third parties, the
Systems and Remote Access Services are provided "AS IS", and Fund and its
Authorized Designees shall be solely responsible for the investment decisions, regulatory reports and statements produced using the Remote Access
Services.  State Street and its relevant licensors will not be liable to Fund or its Authorized Designees for any direct or indirect, special, incidental, punitive or consequential damages arising out of or in any way connected with the Systems or the Remote Access Services, nor shall either party be responsible for delays or nonperformance under this Agreement arising out of any cause or event beyond such party's control.

EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, STATE STREET FOR ITSELF AND
ITS RELEVANT LICENSORS EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES CONCERNING
THE SYSTEM AND THE SERVICES TO BE RENDERED HEREUNDER, WHETHER EXPRESS OR
IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTIBILITY OR
FITNESS FOR A PARTICULAR PURPOSE.

      SECTION 23.7      INFRINGEMENT.     State Street will defend or, at its
                        ------------
option, settle any claim or action brought against Fund to the extent that it is based upon an assertion that access to any proprietary System developed and owned by State Street or use of the Remote Access Services through any such proprietary System by Fund under this Section constitutes direct infringement of any United States patent or copyright or misappropriation of a trade secret, provided that Fund notifies State Street promptly in writing of any such claim or proceeding and cooperates with State Street in the defense of such claim or proceeding.  Should any such proprietary System or the Remote Access Services accessed thereby or any part thereof become, or in
State Street's opinion be likely to become, the subject of a claim of infringement or the like under the patent or copyright or trade secret laws of the United States, State Street shall have the right, at State Street's sole option, to (1) procure for Fund the right to continue using such System or Remote Access Services, (2) replace or modify such System or Remote Access
Services so that the System or the Remote Access Services becomes noninfringing, or (3) terminate Fund's access to the System or the Remote
Access Services without further obligation.

      SECTION 23.8      TERMINATION OF REMOTE ACCESS SERVICES.    Either
                        -------------------------------------
party may terminate access to the System or the Remote Access Services (1)
for any reason by giving the other party at least one-hundred and eighty
(180) days' prior written notice in the case of notice of termination by
State Street to Fund or thirty (30) days' notice in the case of notice from
Fund to State Street of termination, or (2) immediately for failure of the other party to comply with any material term and condition of this Section by giving the other party written notice of termination.  Access to the System or Remote Access Services shall in any event terminate within ninety (90)
days after the termination of any State Street custodian, accounting or other services agreement applicable to Fund.  In the event of termination, Fund will return to State Street all copies of documentation and other confidential information in Fund's possession or in the possession of its
Authorized Designees.  The foregoing provisions with respect to confidentiality and infringement will survive termination for a period of three (3) years.

SECTION 24. SHAREHOLDER COMMUNICATIONS ELECTION.      SEC Rule 14b-2 requires
            -----------------------------------
banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information.
In order to comply with the rule, State Street needs the Fund to indicate whether it authorizes State Street to provide the Fund's name, address, and share position to requesting companies whose securities the Fund owns.  If the Fund tells State Street "no", State Street will not provide this information to requesting companies.  If the Fund tells State Street "yes" or does not check either "yes" or "no" below, State Street is required by the rule to treat the Fund as consenting to disclosure of this information for all securities owned by the Fund or any funds or accounts established by the
Fund.  For the Fund's protection, the Rule prohibits the requesting company from using the Fund's name and address for any purpose other than corporate communications.  Please indicate below whether the Fund consents or objects by checking one of the alternatives below.

YES [  ]    State Street is authorized to release the Fund's name, address, and share positions.

NO  [  ]    State Street is not authorized to release the Fund's name, address, and share positions.

      IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its  name and behalf by its duly authorized representative and its seal to be hereunder affixed as of December 20,
2000.

J&B FUNDS                             FUND SIGNATURE ATTESTED TO BY:

By:   /s/P. Bradley Adams                 By:   /s/Martin A. Cramer

Name: P. Bradley Adams                    Name: Martin A. Cramer

Title:Vice President                      Title:Vice President and Secretary

STATE STREET BANK AND TRUST COMPANY       SIGNATURE ATTESTED TO BY:

By:   /s/ Christine McDaniel              By:   /s/Susan Ready

Name: Christine McDaniel                  Name: Susan Ready

Title:Vice President                      Title:Asst.Vice President

                           FUNDS TRANSFER ADDENDUM

1.    OBLIGATION  OF THE  SENDER:  State  Street  Bank and Trust  Company  and
affiliates  ("SSB") is authorized to promptly debit Client's  account(s)  upon the  receipt  of a  payment  order  in  compliance  with  any of the  Security
Procedures chosen by the Client,  from those offered on the attached selection form (and any updated selection forms hereafter  executed by the Client),  for funds  transfers  and in the amount of money that SSB has been  instructed  to transfer.  SSB is hereby  instructed  to accept  funds  transfer  instructions only  via the  delivery  methods  and  Security  Procedures  indicated  on the attached  selection form (and any updated  selection forms hereafter  executed
by  the  Client).   The  Client  agrees  that  the  Security   Procedures  are
reasonable  and adequate for its wire transfer  transactions  and agrees to be bound by any payment  orders,  amendments  and  cancellations,  whether or not authorized,  issued in its name and  accepted by SSB after being  confirmed by any of the selected  Security  Procedures.  The Client also agrees to be bound by any other valid and  authorized  payment  order  accepted by SSB. SSB shall execute  payment orders in compliance  with the selected  Security  Procedures and with the Client's/Investment  Manager's instructions on the execution date provided  that such payment  order is received by the  customary  deadline for processing  such a request,  unless the payment order  specifies a later time.
SSB will use  reasonable  efforts  to execute on the  execution  date  payment orders received after the customary  deadline,  but if it is unable to execute any such payment  order on the  execution  date,  such  payment  order will be deemed to have been received on the next business day.

2.    SECURITY PROCEDURES:  The Client acknowledges that the selected Security
Procedures  were  selected by the Client from Security  Procedures  offered by
SSB. The Client shall restrict  access to  confidential  information  relating to the Security  Procedures to authorized  persons as  communicated in writing to SSB.  The Client  must notify SSB  immediately  if it has reason to believe unauthorized  persons may have obtained  access to such  information or of any
change  in  the   Client's   authorized   personnel.   SSB  shall  verify  the
authenticity  of  all   instructions   according  to  the  selected   Security
Procedures.

3.    ACCOUNT  NUMBERS:  SSB shall process all payment  orders on the basis of the  account  number  contained  in  the  payment  order.  In the  event  of a discrepancy  between any name  indicated on the payment  order and the account number,  the  account  number  shall take  precedence  and  govern.  Financial institutions  that receive payment orders  initiated by SSB at the instruction of the  Client  may also  process  payment  orders  on the  basis  of  account numbers,  regardless of any name included in the payment order.  SSB will also rely on any  financial  institution  identification  numbers  included  in any payment order,  regardless of any financial  institution  name included in the payment order.

4.    REJECTION:  SSB  reserves  the right to  decline to process or delay the processing of a payment order which (a) is in excess of the collected  balance in the  account  to be charged  at the time of SSB's  receipt of such  payment order;  (b) if  initiating  such payment  order would cause SSB, in SSB's sole judgment, to exceed any applicable volume,  aggregate dollar,  network,  time, credit or similar  limits upon wire  transfers;  or (c) if SSB, in good faith, is unable to satisfy itself that the transaction has been properly authorized.

5.    CANCELLATION  OR AMENDMENT:  SSB shall use reasonable  efforts to act on all  authorized  requests  to  cancel  or amend  payment  orders  received  in compliance with the selected Security  Procedures  provided that such requests are received in sufficient time to afford SSB a reasonable  opportunity to act prior to executing  the payment  order.  However,  SSB assumes no liability if the  request  for  amendment  or  cancellation  cannot be  satisfied  by SSB's reasonable efforts.

6.    ERRORS:  SSB shall  assume no  responsibility  for failure to detect any erroneous  payment  order  provided  that SSB complies  with the payment order
instructions  as  received  and  SSB  complies  with  the  selected   Security
Procedures.  The  Security  Procedures  are  established  for the  purpose  of authenticating  payment  orders  only and not for the  detection  of errors in payment orders.

7.    INTEREST AND LIABILITY LIMITS:  SSB shall assume no  responsibility  for lost  interest  with  respect  to the  refundable  amount of any  unauthorized payment  order,  unless SSB is  notified  of the  unauthorized  payment  order within  thirty  (30) days of  notification  by SSB of the  acceptance  of such payment  order.  In no event  (including but not limited to failure to execute a payment  order) shall SSB be liable for special,  indirect or  consequential damages, even if advised of the possibility of such damages.

8.    AUTOMATED  CLEARING HOUSE ("ACH") CREDIT  ENTRIES/PROVISIONAL  PAYMENTS:
When the Client  initiates or receives ACH credit and debit  entries  pursuant to these  Guidelines  and the rules of the National  Automated  Clearing House
Association  and the Mid-America  Payment  Exchange or other similar body, SSB or its  agent  will act as an  Originating  Depository  Financial  Institution
and/or Receiving  Depository Financial  Institution,  as the case may be, with respect to such  entries.  Credits  given with  respect to an ACH credit entry are  provisional  until final  settlement  for such entry is received from the
Federal  Reserve  Bank. If such final  settlement is not received,  the Client agrees to  promptly  refund the amount  credited  to the Client in  connection with such  entry,  and the party  making  payment to the Client via such entry shall not be deemed to have paid the amount of the entry.

9.    CONFIRMATIONS:  Confirmation  of SSB's execution of payment orders shall ordinarily  be  provided  within 24 hours.  Notice  may be  delivered  through
SSB's account  statements,  advices,  information  systems, or by facsimile or callback.  The  Client  must  report  any  objections  to the  execution  of a payment order within 30 days.

10.   MISCELLANEOUS:  SSB  may use  the  Federal  Reserve  System  Fedwire  to
execute  payment  orders,  and any payment  order  carried in whole or in part through Fedwire will be subject to applicable  Federal Reserve Board rules and regulations.  SSB and the Client  agree to cooperate to attempt to recover any funds  erroneously  paid to wrong  parties,  regardless of any fault of SSB or the Client,  but the party  responsible  for the erroneous  payment shall bear all costs and  expenses  incurred  in trying to effect  such  recovery.  These
Guidelines  may not be  amended  except by a written  agreement  signed by the parties.

                      SECURITY PROCEDURES SELECTION FORM

Please select at least two of the funds transfer security procedures indicated below.

[]  SWIFT
    SWIFT (Society for Worldwide Interbank Financial  Telecommunication)  is a
    cooperative  society owned and operated by member  financial  institutions
    that   provides    telecommunication    services   for   its   membership.
    Participation is limited to securities  brokers and dealers,  clearing and
    depository   institutions,   recognized  exchanges  for  securities,   and
    investment  management  institutions.  SWIFT provides a number of security
    features  through   encryption  and   authentication  to  protect  against
    unauthorized  access,  loss or wrong  delivery of  messages,  transmission errors, loss of confidentiality and fraudulent changes to messages.

    Selection  of  this  security  procedure  would  be most  appropriate  for existing SWIFT members.

[]  REMOTE BATCH TRANSMISSION
    Wire  transfer   instructions   are  delivered  via   Computer-to-Computer
    (CPU-CPU) data communications  between the Client and/or its agent and SSB and/or its agent.  Security  procedures  include encryption and/or the use of  a  test  key  by  those  individuals  authorized  as  Automated  Batch
    Verifiers or a callback procedure to those individuals.

    Clients  selecting  this  option  should  have an  existing  facility  for completing  CPU-CPU  transmissions.  This delivery  mechanism is typically
    used  for  high-volume  business  such  as  shareholder   redemptions  and
    dividend payments.

[]  AUTOMATED CLEARING HOUSE (ACH)
    SSB or its agent receives an automated  transmission from a Client for the initiation of payment (credit) or collection (debit)  transactions through the ACH network.  The transactions  contained on each transmission or tape must be  authenticated  by the Client.  The  transmission is sent from the
    Client's  or its  agent's  system  to SSB's  or its  agent's  system  with encryption.

[]  REPETITIVE WIRES
    For situations where funds are transferred  periodically  from an existing authorized  account  to the  same  payee  (destination  bank  and  account number) and only the date and currency  amount are variable,  a repetitive wire  may be  implemented.  Repetitive  wires  will  be  subject  to a $10 million  limit.  If the payment order exceeds the $10 million  limit,  the instruction  will be confirmed by  Telephone  Confirmation  (Call Back) or
    Test  Key  prior  to  execution.  Repetitive  wire  instructions  must  be reconfirmed annually.  Clients may establish Repetitive Wires by following
    the  agreed  upon   security   procedures   as   described   by  Telephone
    Confirmation (Call Back) or Test Key.

    This alternative is recommended whenever funds are frequently  transferred between the same two accounts.  If this option is selected,  choose either
    Telephone  Confirmation  or Test Key to be used as a  secondary  procedure when over $10 million.

[]  STANDING INSTRUCTIONS
    Funds  are  transferred  by  SSB  to  a  counter  party  on  the  Client's established  list of  authorized  counter  parties.  Only the date and the dollar amount are variable.  Clients may  establish  Standby  Instructions
    by  following  the  agreed  upon  security   procedures  as  described  by
    Telephone  Confirmation  (Call  Back) or Test  Key.  Additional  paperwork will be required from insurance Clients using 1031 drawdowns.

    This option is used for  transactions  that include but are not limited to
    Foreign  Exchange  Contracts,   Time  Deposits  and  Tri-Party  Repurchase
    Agreements.   If  this  option  is  selected,   choose  either   Telephone
    Confirmation  or Test Key to be used as a  secondary  procedure  when over
    $10 million.

[]  TELEPHONE CONFIRMATION (CALL BACK)
    This  procedure  requires  Clients to designate  individuals as authorized
    initiators   and   authorized   verifiers.   SSB  will   verify  that  the
    instruction  contains the signature of an  authorized  person and prior to execution  of the  payment  order,  will  contact  someone  other than the originator at the Client's location to authenticate the instruction.

    Selection of this  alternative is appropriate  for Clients who do not have the  capability  to use other  security  procedures.  Please  complete the
    Telephone Confirmation Instructions attached as a Schedule hereto.

[]  TEST KEY
    Test Key  confirmation  will be used to verify  all  non-repetitive  funds transfer  instructions  received via facsimile or phone.  SSB will provide test keys if this option is chosen.  SSB will verify that the  instruction contains the signature of an  authorized  person and prior to execution of the  payment  order,  will  authenticate  the test key  provided  with the corresponding test key at SSB.

    Selection of this  alternative is appropriate  for Clients who do not have the capability to use other security procedures.

The individual signing below must be authorized to sign contract on behalf of the client. The execution of payment orders under the selected Security
Procedures is governed by the Funds Transfer Operating Guidelines, which are incorporated by reference.

CLIENT

By:____________________
   Authorized Signature

_______________________
Type or Print Name

_______________________
Title

_______________________
Date

               SCHEDULE TO FUNDS TRANSFER OPERATING GUIDELINES
                    AND SECURITY PROCEDURES SELECTION FORM

CLIENT/INVESTMENT MANAGER:
                                                Company Name

KEY CONTACT INFORMATION
Whom shall we contact to implement your selection(s)?

CLIENT OPERATIONS CONTACT                 ALTERNATE CONTACT

Name                                      Name

Address                                   Address

City/State/Zip Code                       City/State/Zip Code

Telephone Number                          Telephone Number

Facsimile Number                          Facsimile
                                          Number
SWIFT Number

TELEPHONE CONFIRMATION INSTRUCTIONS
Authorized Initiators (Please Type or Print) - Please provide a listing of your staff members who are currently authorized to INITIATE wire transfer instructions:

NAME                        TITLE                      SPECIMEN SIGNATURE

Authorized Verifiers (Please Type or Print) - Please provide a listing of your staff members who will be CALLED BACK to verify the initiation of repetitive wires of $10 million or more and all non-repetitive wire instructions:

NAME                        CALLBACK PHONE NUMBER      DOLLAR LIMITATION (IF
                                                       ANY)

                              STATE STREET                        SCHEDULE A
                         GLOBAL CUSTODY NETWORK
                             SUBCUSTODIANS

Country           Subcustodian

6
12/15/00
Argentina         Citibank, N.A.

Australia         Westpac Banking Corporation

Austria           Erste Bank der Osterreichischen
                  Sparkassen AG

Bahrain           HSBC Bank Middle East
                  (as delegate of The Hongkong and
                  Shanghai Banking Corporation Limited)

Bangladesh        Standard Chartered Bank

Belgium           Fortis Bank nv-sa

Bermuda           The Bank of Bermuda Limited

Bolivia           Citibank, N. A.

Botswana          Barclays Bank of Botswana Limited

Brazil            Citibank, N.A.

Bulgaria          ING Bank N.V.

Canada            State Street Trust Company Canada

Chile             Citibank, N.A.

People's Republic The Hongkong and Shanghai
of China          Banking Corporation Limited,
                  Shanghai and Shenzhen branches

Colombia          Cititrust Colombia S.A. Sociedad Fiduciaria

Costa Rica        Banco BCT S.A.

Croatia           Privredna Banka Zagreb d.d

Cyprus            The Cyprus Popular Bank Ltd.

Czech Republic    Eeskoslovenska Obchodni
                  Banka, A.S.

Denmark           Den Danske Bank

Ecuador           Citibank, N.A.

Egypt             Egyptian British Bank S.A.E.
                  (as delegate of The Hongkong
                  and Shanghai Banking Corporation
                  Limited)

Estonia           Hansabank

Finland           Merita Bank Plc.

France            BNP Paribas, S.A.

Germany           Dresdner Bank AG

Ghana             Barclays Bank of Ghana Limited

Greece            National Bank of Greece S.A.

Hong Kong         Standard Chartered Bank

Hungary           Citibank Rt.

Iceland           Icebank Ltd.

India             Deutsche Bank AG

                  The Hongkong and Shanghai
                  Banking Corporation Limited

Indonesia         Standard Chartered Bank

Ireland           Bank of Ireland

Israel            Bank Hapoalim B.M.

Italy             BNP Paribas, Italian Branch

Ivory Coast       Societe Generale de Banques
                  en Cote d'Ivoire

Jamaica           Scotiabank Jamaica Trust and Merchant
                  Bank Ltd.

Japan             The Fuji Bank, Limited

                  The Sumitomo Bank, Limited

Jordan            HSBC Bank Middle East
                  (as delegate of The Hongkong and
                  Shanghai Banking Corporation Limited)

Kazakhstan        HSBC Bank Kazakhstan

Kenya             Barclays Bank of Kenya Limited

Republic of Korea The Hongkong and Shanghai Banking
                  Corporation Limited

Latvia            A/s Hansabanka

Lebanon           HSBC Bank Middle East
                  (as delegate of The Hongkong and
                  Shanghai Banking Corporation Limited)

Lithuania         Vilniaus Bankas AB

Malaysia          Standard Chartered Bank Malaysia Berhad

Mauritius         The Hongkong and Shanghai
                  Banking Corporation Limited

Mexico            Citibank Mexico, S.A.

Morocco           Banque Commerciale du Maroc

Namibia           Standard Bank Namibia Limited -

Netherlands       Fortis Bank (Nederland) N.V.

New Zealand       ANZ Banking Group (New Zealand) Limited

Nigeria           Stanbic Merchant Bank Nigeria Limited

Norway            Christiania Bank og Kreditkasse ASA

Oman              HSBC Bank Middle East
                  (as delegate of The Hongkong and
                  Shanghai Banking Corporation Limited)

Pakistan          Deutsche Bank AG

Palestine         HSBC Bank Middle East
                  (as delegate of The Hongkong and
                  Shanghai Banking Corporation Limited)

Panama            BankBoston, N.A.

Peru              Citibank, N.A.

Philippines       Standard Chartered Bank

Poland            Citibank (Poland) S.A.

Portugal          Banco Comercial Portugues

Qatar             HSBC Bank Middle East
                  (as delegate of The Hongkong and
                  Shanghai Banking Corporation Limited)

Romania           ING Bank N.V.

Russia            Credit Suisse First Boston AO - Moscow
                  (as delegate of Credit Suisse
                  First Boston - Zurich)

Singapore         The Development Bank of Singapore Limited

Slovak Republic   Eeskoslovenska Obchodni Banka, A.S.

Slovenia          Bank Austria Creditanstalt d.d. - Ljubljana

South Africa      Standard Bank of South Africa Limited

Spain             Banco Santander Central Hispano S.A.

Sri Lanka         The Hongkong and Shanghai
                  Banking Corporation Limited

Swaziland         Standard Bank Swaziland Limited

Sweden            Skandinaviska Enskilda Banken

Switzerland       UBS AG

Taiwan - R.O.C.   Central Trust of China

Thailand          Standard Chartered Bank

Trinidad & Tobago Republic Bank Limited

Tunisia           Banque Internationale Arabe de Tunisie

Turkey            Citibank, N.A.

Ukraine           ING Bank Ukraine

United Kingdom    State Street Bank and Trust Company,
                  London Branch

Uruguay           BankBoston, N.A.

Venezuela         Citibank, N.A.

Vietnam           The Hongkong and Shanghai
                  Banking Corporation Limited

Zambia            Barclays Bank of Zambia Limited

Zimbabwe          Barclays Bank of Zimbabwe Limited

                              STATE STREET                        SCHEDULE B
                         GLOBAL CUSTODY NETWORK
                DEPOSITORIES OPERATING IN NETWORK MARKETS

              Country
Depositories

10/12/00

      Argentina                           Caja de Valores S.A.

      Australia                           Austraclear Limited

                                          Reserve Bank Information and
                                          Transfer System

      Austria                             Oesterreichische Kontrollbank AG
                                          (Wertpapiersammelbank Division)

      Belgium                             Caisse Interprofessionnelle de Depots et
                                          de Virements de Titres, S.A.

                                          Banque Nationale de Belgique

      Brazil                              Companhia Brasileira de Liquidacao e Custodia

      Bulgaria                            Central Depository AD

                                          Bulgarian National Bank

      Canada                              Canadian Depository for Securities
      Limited

      Chile                               Deposito Central de Valores S.A.

      People's Republic                   Shanghai Securities Central Clearing &
      of China                            Registration Corporation

                                          Shenzhen Securities Central Clearing
      Co., Ltd.

      Colombia                            Deposito Centralizado de Valores

      Costa Rica                          Central de Valores S.A.

      Croatia                             Ministry of Finance

                                          National Bank of Croatia

                                          Sredisnja Depozitarna Agencija d.d.

      Czech Republic                      Stredisko cennych papiru

                                          Czech National Bank

      Denmark                             Vaerdipapircentralen (Danish Securities Center)

      Egypt                               Misr for Clearing, Settlement, and Depository

      Estonia                             Eesti Vaartpaberite Keskdepositoorium

      Finland                             Finnish Central Securities Depository

      France                              Societe Interprofessionnelle pour la
                                          Compensation des Valeurs Mobilieres

      Germany                             Clearstream Banking AG, Frankfurt

      Greece                              Bank of Greece,
                                          System for Monitoring Transactions in
                                          Securities in Book-Entry Form

                                          Apothetirion Titlon AE - Central Securities Depository

      Hong Kong                           Central Clearing and Settlement System

                                          Central Moneymarkets Unit

      Hungary                             Kozponti Elszamolohaz es Ertektar
                                          (Budapest) Rt. (KELER)

      India                               National Securities Depository Limited

                                          Central Depository Services India Limited

                                          Reserve Bank of India

      Indonesia                           Bank Indonesia

                                          PT Kustodian Sentral Efek Indonesia

      Ireland                             Central Bank of Ireland
                                          Securities Settlement Office

      Israel                              Tel Aviv Stock Exchange Clearing
                                          House Ltd. (TASE Clearinghouse)

      Italy                               Monte Titoli S.p.A.

                                          Banca d'Italia

      Ivory Coast                         Depositaire Central - Banque de Reglement

      Jamaica                             Jamaica Central Securities Depository

      Japan                               Japan Securities Depository Center(JASDEC)
                                          Bank of Japan Net System

      Kazakhstan                          Central Depository of Securities

      Kenya                               Central Bank of Kenya

      Republic of Korea                   Korea Securities Depository

      Latvia                              Latvian Central Depository

      Lebanon                             Custodian and Clearing Center of
                                          Financial Instruments for Lebanon
                                          and the Middle East (Midclear) S.A.L.
                                          Banque du Liban

      Lithuania                           Central Securities Depository of Lithuania

      Malaysia                            Malaysian Central Depository Sdn. Bhd.

                                          Bank Negara Malaysia,
                                          Scripless Securities Trading and
                                          Safekeeping System

      Mauritius                           Central Depository and Settlement Co.Ltd.

                                          Bank of Mauritius

      Mexico                              S.D. INDEVAL
                                          (Instituto para el Deposito de Valores)

      Morocco                             Maroclear

      Netherlands                         Nederlands Centraal Instituut voor
                                          Giraal Effectenverkeer B.V. (NECIGEF)

      New Zealand                         New Zealand Central Securities
                                          Depository Limited

      Nigeria                             Central Securities Clearing System Limited

      Norway                              Verdipapirsentralen (Norwegian
                                          Central Securities Depository)

      Oman                                Muscat Depository & Securities
                                          Registration Company, SAOC

      Pakistan                            Central Depository Company of Pakistan Limited

                                          State Bank of Pakistan

      Palestine                           Clearing Depository and Settlement, a
                                          department of the Palestine Stock Exchange

      Peru                                Caja de Valores y Liquidaciones,
                                          Institucion de Compensacion
                                          y Liquidacion de Valores S.A

      Philippines                         Philippine Central Depository, Inc.

                                          Registry of Scripless Securities
                                          (ROSS) of the Bureau of Treasury

      Poland                              National Depository of Securities
                                          (Krajowy Depozyt Papierow Wartosciowych SA)

                                          Central Treasury Bills Registrar

      Portugal                            Central de Valores Mobiliarios

      Qatar                               Central Clearing and Registration (CCR), a
                                          department of the Doha Securities
      Market

      Romania                             National Securities Clearing,Settlement and
                                          Depository Company

                                          Bucharest Stock Exchange Registry Division

                                          National Bank of Romania

      Singapore                           Central Depository (Pte) Limited

                                          Monetary Authority of Singapore

      Slovak Republic                     Stredisko cennych papierov

                                          National Bank of Slovakia

      Slovenia                            Klirinsko Depotna Druzba d.d.

      South Africa                        Central Depository Limited

                                          Share Transactions Totally Electronic
                                          (STRATE) Ltd.

      Spain                               Servicio de Compensacion y
                                          Liquidacion de Valores, S.A.

                                          Banco de Espana, Central de
                                          Anotaciones en Cuenta

      Sri Lanka                           Central Depository System (Pvt)Limited

      Sweden                              Vardepapperscentralen  VPC AB
                                          (Swedish Central Securities Depository)

      Switzerland                         SegaIntersettle AG (SIS)

      Taiwan - R.O.C.                     Taiwan Securities Central Depository Co., Ltd.

      Thailand                            Thailand Securities Depository Company Limited

      Tunisia                             Societe Tunisienne Interprofessionelle pour la
                                          Compensation et de Depots des Valeurs
                                          Mobilieres

      Turkey                              Takas ve Saklama Bankasi A.S.
                                          (TAKASBANK)

                                          Central Bank of Turkey

      Ukraine                             National Bank of Ukraine

      United Kingdom                      Central Gilts Office and
                                          Central Moneymarkets Office

      Venezuela                           Banco Central de Venezuela

      Zambia                              LuSE Central Shares Depository Limited

                                          Bank of Zambia

      TRANSNATIONAL

      Euroclear

      Clearstream Banking AG

                                   SCHEDULE C

                               MARKET INFORMATION

Publication/Type of Information              Brief Description
(Frequency)

The Guide to Custody in World Markets     An overview of safekeeping and
                              settlement practices and
(annually)                    procedures in each market in which State Street
                              Bank and Trust Company offers custodial services.

Global Custody Network Review                Information relating to the
                              operating history and structure of
(annually)                    depositories and subcustodians located in the
                              markets in which State Street Bank and Trust
                              Company offers custodial services, including
                              transnational depositories.

Global Legal Survey           With respect to each market in which State Street
                              Bank and
(annually)                    Trust Company offers custodial services, opinions
                              relating to whether local law restricts (i)
                              access of a fund's independent public accountants
                              to books and records of a Foreign Sub-Custodian
                              or Foreign Securities System, (ii) the Fund's
                              ability to recover in the event of bankruptcy or
                              insolvency of a Foreign Sub-Custodian or Foreign
                              Securities System, (iii) the Fund's ability to
                              recover in the event of a loss by a Foreign
                              Sub-Custodian or Foreign Securities System, and
                              (iv) the ability of a foreign investor to convert
                              cash and cash equivalents to U.S. dollars.

Subcustodian Agreements       Copies of the subcustodian contracts State Street
                              Bank and
(annually)                    Trust Company has entered into with each
                              subcustodian in the markets in which State Street
                              Bank and Trust Company offers subcustody services
                              to its US mutual fund clients.

Network Bulletins (weekly):   Developments of interest to investors in the
                              markets in which State Street Bank and Trust
                              Company offers custodial services.

Foreign Custody Advisories (as
necessary):                   With respect to markets in which State Street
                              Bank and Trust Company offers custodial services
                              which exhibit special custody risks, developments
                              which may impact State Street's ability to
                              deliver expected levels of service.